                                   CONSENT OF
                       INDEPENDENT CHARTERED ACCOUNTANTS



We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Consultants' Stock Bonus of Norris Communications, Inc. of our report dated May 24, 1996 (except as to Note 16[b] which is as of June
7, 1996), with respect to the consolidated financial statements of Norris Communications, Inc. (formerly Norris Communications Corp.) included in its Annual Report (Form 10-KSB/A) for the year ended March 31, 1996 filed with the Securities and Exchange Commission.





Vancouver, Canada,                      /s/Ernst & Young
April 1, 1997                           Chartered Accountants





                                  EXHIBIT 23.2